                                                                    EXHIBIT 10.3



                                SUPPORT AGREEMENT

         THIS SUPPORT AGREEMENT is entered into as of February 14, 2001, between Oil States International, Inc., a Delaware corporation ("OSI"), and 892489 Alberta Inc., an Alberta corporation ("PTI Holdco").

                                    RECITALS

A. Pursuant to a Combination Agreement dated as of July 31, 2000, by and among OSI, HWC Energy Services, Inc., Merger Sub-HWC, Inc., Sooner Inc., Merger Sub-Sooner Inc. and PTI Group Inc. ("PTI") (such agreement, as it may be amended or restated, is hereinafter referred to as the "Combination Agreement"), the parties agreed that on the Effective Date (as defined in the Combination Agreement), OSI and PTI Holdco would execute and deliver a Support Agreement containing the terms and conditions set forth in Exhibit C to the Combination Agreement together with such other terms and conditions as may be agreed to by the parties to the Combination Agreement acting reasonably;

B. Pursuant to an arrangement (the "Arrangement") effected by Articles of Arrangement dated February 14, 2001 filed pursuant to the Business Corporations Act (Alberta) (or any successor or other corporate statute by which PTI may in the future be governed) (the "Act") each issued and outstanding common share of PTI (a "PTI Common Share"), other than those cancelled pursuant to the Arrangement or held by OSI, by a Subsidiary of OSI or by a U.S. shareholder of PTI, was ultimately exchanged for Exchangeable Shares of PTI Holdco (the "Exchangeable Shares");

C. The Articles of Incorporation of PTI Holdco set forth the rights, privileges, restrictions and conditions (collectively, the "Exchangeable Share Provisions") attaching to the Exchangeable Shares;

D. The parties hereto desire to make appropriate provision and to establish a procedure whereby OSI will take certain actions and make certain payments and deliveries necessary to ensure that PTI Holdco will be able to make certain payments and to deliver or cause to be delivered shares of OSI Common Stock in satisfaction of the obligations of PTI Holdco under the Exchangeable Share Provisions with respect to the payment and satisfaction of dividends, Liquidation Amounts, Retraction Prices and Redemption Prices, all in accordance with the Exchangeable Share Provisions and to ensure that the shares of OSI Common Stock are freely tradable in accordance with the provisions set out herein;

         NOW, THEREFORE, in consideration of the respective covenants and agreements provided in this agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

                                   ARTICLE 1
                         DEFINITIONS AND INTERPRETATION

1.1      DEFINED TERMS

         Each term used but not otherwise defined herein shall have the meaning attributed thereto in the Exchangeable Share Provisions, unless the context requires otherwise.

1.2      INTERPRETATION NOT AFFECTED BY HEADINGS, ETC.

         The division of this agreement into articles, sections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this agreement.

1.3      NUMBER, GENDER, ETC.

         Words importing the singular number only shall include the plural and vice versa. Words importing the use of any gender shall include all genders.

1.4      DATE FOR ANY ACTION

         If any date on which any action is required to be taken under this agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.

                                   ARTICLE 2
                         COVENANTS OF OSI AND PTI HOLDCO

2.1      COVENANTS OF OSI REGARDING EXCHANGEABLE SHARES

         So long as any Exchangeable Shares are outstanding, OSI will:

         (a) not declare or pay any dividend on the OSI Common Stock unless (i) PTI Holdco shall (w) simultaneously declare or pay, as the case may be, an equivalent dividend (as provided for in the Exchangeable Share Provisions) on the Exchangeable Shares (an "Equivalent Dividend"), and (x) have sufficient money or other assets or authorized but unissued securities available to enable the due declaration and the due and punctual payment, in accordance with applicable law, of any Equivalent Dividend, or
              (ii) PTI Holdco shall (y) subdivide the Exchangeable Shares in lieu of stock dividend thereon (as provided for in the Exchangeable Share Provisions) (an "Equivalent Stock Subdivision"), and (z) have sufficient authorized but unissued securities available to enable the Equivalent Stock Subdivision;

         (b) advise PTI Holdco sufficiently in advance of the declaration by OSI of any dividend on OSI Common Stock and take all such other actions as are reasonably necessary in co-operation with PTI Holdco, to ensure that (i) the respective declaration date, record date and payment date for an Equivalent Dividend shall be the same as the declaration date, record date and payment date for the corresponding dividend on the OSI Common Stock or, (ii) the record date and effective date for an Equivalent Stock Subdivision shall be the same as the record date and payment date for the corresponding stock dividend on the OSI Common Stock;

         (c) ensure that the record date for any dividend declared on OSI Common Stock is not less than ten Business Days after the declaration date for such dividend;

         (d) take all such actions and do all such things as are necessary or desirable to enable and permit PTI Holdco, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Liquidation Amount in respect of each issued and outstanding Exchangeable Share upon the liquidation, dissolution or winding-up of PTI Holdco or any other distribution of the assets of PTI Holdco for the purpose of winding-up its affairs, including without limitation all such actions and all such things as are necessary or desirable to enable and permit PTI Holdco to cause to be delivered shares of OSI Common Stock to the holders of Exchangeable Shares in accordance with the provisions of Article 5 of the Exchangeable Share Provisions;

         (e) take all such actions and do all such things as are necessary or desirable to enable and permit PTI Holdco, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Retraction Price and the Redemption Price, including without limitation all such actions and all such things as are necessary or desirable to enable and permit PTI Holdco to cause to be delivered shares of OSI Common Stock to the holders of Exchangeable Shares, upon the retraction or redemption of the Exchangeable Shares in accordance with the provisions of Article 6 or Article 7 of the Exchangeable Share Provisions, as the case may be; and

         (f) not exercise its vote as a direct or indirect shareholder to initiate the voluntary liquidation, dissolution or winding-up of PTI Holdco nor take any action that, or omit to take any action the omission of which, is designed to or would result in the liquidation, dissolution or winding-up of PTI Holdco.

2.2      SEGREGATION OF FUNDS

         OSI will cause PTI Holdco to deposit a sufficient amount of funds in a separate account and segregate a sufficient amount of such assets and other property as is necessary to enable PTI Holdco to pay or otherwise satisfy the applicable dividends, Liquidation Amount, Retraction Price or Redemption Price, in each case for the benefit of holders from time to time of the Exchangeable Shares, and PTI Holdco will use such funds, assets and other property so segregated exclusively for the payment of dividends and the payment or other satisfaction of the Liquidation Amount, the Retraction Price or the Redemption Price, as applicable, net of any corresponding withholding tax obligations and for the remittance of such withholding tax obligations.

2.3      RESERVATION OF SHARES OF OSI COMMON STOCK

         OSI hereby represents, warrants and covenants that it has irrevocably reserved for issuance and will at all times keep available, free from pre-emptive and other rights, out of its authorized and unissued capital stock such number of shares of OSI Common Stock (or other shares or securities into which OSI Common Stock may be reclassified or changed as contemplated by section
2.7 hereof) (i) as is equal to the sum of (A) the number of Exchangeable Shares issued and outstanding from time to time and (B) the number of Exchangeable Shares issuable upon the exercise of all rights to acquire Exchangeable Shares outstanding from time to time and (ii) as are now and may hereafter be required to enable and permit PTI Holdco to meet its obligations hereunder, under the Voting and Exchange Trust Agreement, under the Exchangeable Share Provisions and under any other security or commitment pursuant to the Arrangement with respect to which OSI may now or hereafter be required to issue shares of OSI Common Stock.

2.4      NOTIFICATION OF CERTAIN EVENTS

         In order to assist OSI to comply with its obligations hereunder, PTI Holdco will give OSI notice of each of the following events at the time set forth below:

         (a) immediately, in the event of any determination by the Board of Directors of PTI Holdco to take any action which would require a vote of the holders of Exchangeable Shares for approval;

         (b) immediately, upon the earlier of (i) receipt by PTI Holdco of notice of, and (ii) PTI Holdco otherwise becoming aware of, any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of PTI Holdco or to effect any other distribution of the assets of PTI Holdco among its shareholders for the purpose of winding-up its affairs;

         (c) immediately, upon receipt by PTI Holdco of a Retraction Request (as defined in the Exchangeable Share Provisions);

         (d) at least 45 days prior to any Automatic Redemption Date determined by the Board of Directors of PTI Holdco in accordance with clause
              (b) of the definition of Automatic Redemption Date in the Exchangeable Share Provisions; and

         (e) in the event of any determination by the Board of Directors of PTI Holdco to institute voluntary liquidation, dissolution or winding-up proceedings with respect to PTI Holdco or to effect any other distribution of the assets of PTI Holdco among its shareholders for the purpose of winding-up its affairs, at least 30 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution.

2.5      DELIVERY OF SHARES OF OSI COMMON STOCK

         In furtherance of its obligations hereunder, upon notice of any event which requires PTI Holdco to cause to be delivered shares of OSI Common Stock to any holder of Exchangeable Shares, OSI shall forthwith issue and deliver the requisite shares of OSI Common Stock to or to the order of the former holder of the surrendered Exchangeable Shares, as PTI Holdco shall direct. All such shares of OSI Common Stock shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim or interest.

2.6      QUALIFICATION OF SHARES OF OSI COMMON STOCK

         OSI covenants that if any shares of OSI Common Stock (or other shares or securities into which OSI Common Stock may be reclassified or changed as contemplated by Section 2.7 hereof) to be issued and delivered hereunder (including for greater certainty, pursuant to the Exchangeable Share Provisions, or pursuant to the Exchange Right or the Automatic Exchange Rights (all as defined in the Voting and Exchange Trust Agreement)) require registration or qualification with or approval of or the filing of any document including any prospectus or similar document, the taking of any proceeding with or the obtaining of any order, ruling or consent from any governmental or regulatory authority under any Canadian or United States federal, provincial or state law or regulation or pursuant to the rules and regulations of any regulatory authority, or the fulfillment of any other legal requirement (collectively, the "Applicable Laws") before such shares (or other shares or securities into which OSI Common Stock may be reclassified or changed as contemplated by Section 2.7 hereof) may be issued and delivered by OSI to the initial holder thereof (other than PTI Holdco) or in order that such shares may be freely tradeable thereafter (other than any restrictions on transfer by reason of a holder being a "control person" of OSI for purposes of Canadian federal or provincial securities law or an "affiliate" of OSI for purposes of United States federal or state securities law and provided such trade is conducted through facilities of a stock exchange outside Canada), OSI will in good faith expeditiously take all such actions and do all such things as are necessary and permitted by Applicable Laws to cause such shares of OSI Common Stock (or other shares or securities into which OSI Common Stock may be reclassified or changed as contemplated by Section 2.7 hereof) to be and remain duly registered, qualified or approved at all times in order that such shares may be issued and delivered by OSI to the initial holder thereof (other than PTI Holdco) and in order that such shares or securities may be freely tradeable thereafter (other than any restrictions on transfer by reason of a holder being a "control person" of OSI for purposes of Canadian provincial securities law or an "affiliate" of OSI for purposes of United States federal or state securities law provided such trade is conducted through facilities of a stock exchange outside Canada) including, without limitation, the filing and maintenance of a registration statement under the Securities Act of 1933; provided, however, that notwithstanding the foregoing, OSI will not be required to take any action, including, without limitation, the filing of a registration statement, under any United States federal or state securities law in respect of the OSI Common Stock (or other shares or securities into which OSI common stock may be reclassified or changed as contemplated by Section 2.7 hereof) to be issued and delivered hereunder (including, for greater certainty, pursuant to the Exchangeable Share Provisions, or pursuant to the Exchange Right and the Automatic Exchange Rights) until the first anniversary of the Effective Date unless such shares or securities are being, or are to be, delivered pursuant to

Articles 5 or 7 of the Exchangeable Share Provisions, pursuant to the Exchange Rights or the Automatic Exchange Rights, or pursuant to the Liquidation Call Right or the Redemption Call Right. From and after the first anniversary of the Effective Date (or such earlier date as such shares or securities may be issued and delivered pursuant to Articles 5 or 7 of the Exchangeable Share Provisions, pursuant to the Exchange Rights or the Automatic Exchange Rights or pursuant to the Liquidation Call Right or the Redemption Call Right), OSI will in good faith expeditiously take all such actions and do all such things as are necessary to cause all shares of OSI Common Stock (or other shares or securities into which OSI Common Stock may be reclassified or changed as contemplated by Section 2.7 hereof) to be delivered hereunder (including, for greater certainty, pursuant to Exchangeable Share Provisions, or pursuant to the Exchange Right or the Automatic Exchange Rights) to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which such shares are listed, quoted or posted for trading at such time immediately upon their issuance.

2.7      EQUIVALENCE

         (a)      OSI will not:

                  (i) issue or distribute shares of OSI Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of OSI Common Stock) to the holders of all or substantially all of the then outstanding shares of OSI Common Stock by way of stock dividend or other distribution; or

                  (ii) issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding shares of OSI Common Stock entitling them to subscribe for or to purchase shares of OSI Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of OSI Common Stock); or

                  (iii) issue or distribute to the holders of all or
                        substantially all of the then outstanding shares of OSI Common Stock (A) shares or securities of OSI of any class other than OSI Common Stock (other than shares convertible into or exchangeable for or carrying rights to acquire shares of OSI Common Stock), (B) rights, options or warrants other than those referred to in subsection 2.7 (a) (ii) above, (C) evidences of indebtedness of OSI or (D) assets of OSI;

                  unless

                  (iv) one or both of OSI and PTI Holdco is permitted under applicable law to issue or distribute the economic equivalent on a per share basis of such rights, options, warrants, securities, shares, evidences of indebtedness or other assets to the holders of the Exchangeable Shares; and

                  (v) one or both of OSI and PTI Holdco shall issue or distribute the economic equivalent on a per share basis of such rights, options, warrants, securities, shares, evidences of indebtedness or other assets simultaneously to the holders of the Exchangeable Shares.

         (b)  OSI will not:

                  (i) subdivide, redivide or change the then outstanding shares of OSI Common Stock into a greater number of shares of OSI Common Stock; or

                  (ii) reduce, combine or consolidate or change the then outstanding shares of OSI Common Stock into a lesser number of shares of OSI Common Stock; or

                  (iii) reclassify or otherwise change the shares of OSI Common
                        Stock or effect an amalgamation, merger, reorganization or other transaction involving or affecting the shares of OSI Common Stock;

                  unless

                  (iv) PTI Holdco is permitted under applicable law to simultaneously make the same or an economically equivalent change to, or in the rights of the holders of, the Exchangeable Shares; and

                  (v) the same or an economically equivalent change is simultaneously made to, or in the rights of the holders of, the Exchangeable Shares.

         (c)  OSI will ensure that the record date for any event referred to in section 2.7(a) or 2.7(b) above, or (if no record date is applicable for such event) the effective date for any such event, is not less than 10 Business Days after the date on which such event is declared or announced by OSI (with simultaneous notice thereof to be given by OSI to PTI Holdco).

         (d) The Board of Directors of PTI Holdco shall determine, in good faith and in its sole discretion, economic equivalence for the purposes of any event referred to in Section 2.7(a) or 2.7(b) above and each such determination shall be conclusive and binding on OSI. In making each such determination, the following factors shall, without excluding other factors determined by the Board of Directors of PTI Holdco to be relevant, be considered by the Board of Directors of PTI Holdco:

                  (i) in the case of any stock dividend or other distribution payable in OSI Common Stock, the number of such shares issued in proportion to the number of shares of OSI Common Stock previously outstanding;

                  (ii) in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase OSI Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire OSI Common Stock), the relationship between the exercise price of each such right, option or warrant and the current market value (as determined by the

                        Board of Directors of PTI Holdco in the manner contemplated below) of a share of OSI Common Stock;

                  (iii) in the case of the issuance or distribution of any other form of property (including without limitation any share or securities of OSI of any class other than OSI Common Stock, any rights, options or warrants other than those referred to in Section 2.7(d)(ii) above, any evidences of indebtedness of OSI or any assets of OSI), the relationship between the fair market value (as determined by the Board of Directors of PTI Holdco in the manner above contemplated) of such property to be issued or distributed with respect to each outstanding share of OSI Common Stock and the current market value (as determined by the Board of Directors of PTI Holdco in the manner contemplated below) of a share of OSI Common Stock;

                  (iv) in the case of any subdivision, redivision or change of the then outstanding shares of OSI Common Stock into a greater number of shares of OSI Common Stock or the reduction, combination, consolidation or change of the then outstanding shares of OSI Common Stock into a lesser number of shares of OSI Common Stock or any amalgamation, merger, reorganization or other transaction affecting shares of OSI Common Stock, the effect thereof upon the then outstanding shares of OSI Common Stock; and

                  (v) in all such cases, the general taxation consequences of the relevant event to holders of Exchangeable Shares to the extent that such consequences may differ from the taxation consequences to holders of shares of OSI Common stock as a result of differences between taxation laws of Canada and the United States (except for any differing consequences arising as a result of differing marginal taxation rates and without regard to the individual circumstances of holders of Exchangeable Shares).

                  For purposes of the foregoing determinations, the current market value of any security listed and traded or quoted on a securities exchange shall be the average of the closing price of such security during a period of not less than 20 consecutive trading days ending not more than five trading days before the date of determination on the principal securities exchange on which such securities are listed and traded or quoted; provided, however, that if in the opinion of the Board of Directors of PTI Holdco the public distribution or trading activity of such securities during such period does not create a market which reflects the fair market value of such securities, then the current market value thereof shall be determined by the Board of Directors of PTI Holdco, in good faith and in its sole discretion, and provided further than any such determination by the Board of Directors of PTI Holdco shall be conclusive and binding on OSI.

         (e) PTI Holdco agrees that, to the extent required, upon due notice from OSI, PTI Holdco will use its best efforts to take or cause to be taken such steps as may be necessary for the purposes of ensuring that appropriate dividends are paid or other distributions are made by PTI Holdco, or subdivisions, redivisions or changes are made to the Exchangeable Shares, in order to implement the required economic equivalence with respect to the OSI Common Stock and Exchangeable Shares as provided for in this Section 2.7.

2.8      TENDER OFFERS, ETC.

         In the event that a tender offer, share exchange offer, issuer bid, take-over bid or similar transaction with respect to OSI Common Stock (an "Offer") is proposed by OSI or is proposed to OSI or its shareholders and is recommended by the Board of Directors of OSI, or is otherwise effected or to be effected with the consent or approval of the Board of Directors of OSI, and the Exchangeable Shares are not redeemed by PTI Holdco or purchased by OSI or OSI ULC pursuant to the Redemption Call Right, OSI shall, expeditiously and in good faith, take all such actions and do all such things as are necessary or desirable to enable and permit holders of Exchangeable Shares to participate in such Offer to the same extent and on an equivalent basis as the holders of shares of OSI Common Stock, without discrimination, including, without limiting the generality of the foregoing, OSI will use its good faith efforts expeditiously to (and shall, in the case of a transaction proposed by OSI or where OSI is a participant in the negotiation thereof) ensure that holders of Exchangeable Shares may participate in all such Offers without being required to retract Exchangeable Shares as against PTI Holdco (or, if so required, to ensure that any such retraction shall be effective only upon, and shall be conditional upon, the closing of the Offer and only to the extent necessary to tender or deposit to the Offer).

2.9      OWNERSHIP OF OUTSTANDING SHARES

         Without the prior approval of PTI Holdco and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 9.2 of the Exchangeable Share Provisions, OSI covenants and agrees in favor of PTI Holdco that, as long as any outstanding Exchangeable Shares are owned by any person or entity other than OSI or any of its Subsidiaries, OSI, alone or together with any direct or indirect wholly-owned subsidiary of OSI, will be and remain the beneficial owner of all issued and outstanding securities of PTI Holdco. Notwithstanding the foregoing, OSI shall not be in violation of this Section if any person or group of persons acting jointly or in concert acquires OSI Common Stock pursuant to any merger of OSI pursuant to which OSI was not the surviving corporation.

2.10     OSI NOT TO VOTE EXCHANGEABLE SHARES

         OSI covenants and agrees that it will appoint and cause to be appointed proxy holders with respect to all Exchangeable Shares held by OSI and its Subsidiaries for the sole purpose of attending each meeting of holders of Exchangeable Shares in order to be counted as part of the quorum for each such meeting. OSI further covenants and agrees that it will not, and will cause its Subsidiaries not to, exercise any voting rights which may be exercisable by holders of Exchangeable Shares from time to time pursuant to the Exchangeable Share Provisions or pursuant to the provisions of the Act with respect to any Exchangeable Shares held by it or by its Subsidiaries in respect of any matter considered at any meeting of holders of Exchangeable Shares.

2.11     DUE PERFORMANCE

         On and after the Effective Date, OSI shall duly and timely perform all of its obligations provided for in connection with the Plan of Arrangement and the Articles of Incorporation of PTI Holdco, including any obligations that may arise upon the exercise of OSI's rights under the Exchangeable Share Provisions.

                                   ARTICLE 3
                                    GENERAL

3.1      TERM

         This agreement shall come into force and be effective as of the date hereof and shall terminate and be of no further force and effect at such time as no Exchangeable Shares (or securities or rights convertible into or exchangeable for or carrying rights to acquire Exchangeable Shares) are held by any party other than OSI and any of its Subsidiaries.

3.2      CHANGES IN CAPITAL OF OSI AND PTI HOLDCO

         Notwithstanding the provisions of section 3.4 hereof, at all times after the occurrence of any event effected pursuant to section 2.7 or 2.8 hereof, as a result of which either OSI Common Stock or the Exchangeable Shares or both are in any way changed, this agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which OSI Common Stock or the Exchangeable Shares or both are so changed, and the parties hereto shall as soon as possible execute and deliver an agreement in writing giving effect to and evidencing such necessary amendments and modifications.

3.3      SEVERABILITY
         If any provision of this agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this agreement shall not in any way be affected or impaired thereby and this agreement shall be carried out as nearly as possible in accordance with its original terms and conditions.

3.4      AMENDMENTS, MODIFICATIONS, ETC.

         This agreement may not be amended, modified or waived except by an agreement in writing executed by PTI Holdco and OSI and approved by the holders of the Exchangeable Shares in accordance with Section 10.2 of the Exchangeable Share Provisions.

3.5      MINISTERIAL AMENDMENTS

         Notwithstanding the provisions of section 3.4, the parties to this agreement may in writing, at any time and from time to time, without the approval of the holders of the Exchangeable Shares, amend or modify this agreement for the purposes of:

         (a) adding to the covenants of either or both parties for the protection of the holders of the Exchangeable Shares;

         (b) making such amendments or modifications not inconsistent with this agreement as may be necessary or desirable with respect to matters or questions which, in the opinion of the board of directors of each of PTI Holdco and OSI, it may be expedient to make, provided that each such board of directors shall be of the opinion that such amendments or modifications will not be prejudicial to the interests of the holders of the Exchangeable Shares; or

         (c) making such changes or corrections which, on the advice of counsel to PTI Holdco and OSI, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error; provided that the boards of directors of each of PTI Holdco and OSI shall be of the opinion that such changes or corrections will not be prejudicial to the interests of the holders of the Exchangeable Shares.

3.6      MEETING TO CONSIDER AMENDMENTS

         PTI Holdco, at the request of OSI, shall call a meeting or meetings of the holders of the Exchangeable Shares for the purpose of considering any proposed amendment or modification requiring approval of such shareholders. Any such meeting or meetings shall be called and held in accordance with the by-laws of PTI Holdco, the Exchangeable Share Provisions and all Applicable Laws.

3.7      AMENDMENTS ONLY IN WRITING

         No amendment to or modification or waiver of any of the provisions of this agreement otherwise permitted hereunder shall be effective unless made in writing and signed by both of the parties hereto and approved by holders of Exchangeable Shares pursuant to Section 9.2 of the Exchangeable Share Provisions.

3.8      INUREMENT

         This agreement shall be binding upon and inure to the benefit of the parties hereto and each of their respective heirs, successors and assigns.

3.9      NOTICES TO PARTIES

         All notices and other communications between the parties shall be in writing and shall be deemed to have been given if delivered personally or by confirmed telecopy to the parties at the following addresses (or at such other address for either such party as shall be specified in like notice):

         (a)      if to OSI:

                  Oil States International, Inc.
                  Three Allen Center
                  333 Clay Street, Suite 333460
                  Houston, Texas 77002

                  Attention:  Cindy B. Taylor
                  Fax:  (713) 652-0499

                  with a copy to:

                  Donahue, Ernst & Young LLP
                  1000 Ernst & Young Tower
                  440 - 2nd Avenue S.W.
                  P.O. Box 2258, station M
                  Calgary, Alberta T2P 5E5

                  Attention:  Richard Peters
                  Fax:  (403) 206-5525

         (b)      if to PTI Holdco to:

                  892489 Alberta Inc.
                  Three Allen Center
                  333 Clay Street, Suite 333460
                  Houston, Texas 77002

                  Attention:  Cindy B. Taylor
                  Fax:  (713) 652-0499

         Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof and if given by telecopy shall be deemed to have been given and received on the date of confirmed receipt thereof, unless such day is not a Business Day, in which case it shall be deemed to have been given and received upon the immediately following Business Day.

3.10     COUNTERPARTS

         This agreement may be executed in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. Executed counterparts of this agreement may be delivered by facsimile transmission.

3.11     JURISDICTION

         This agreement shall be construed and enforced in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein.

3.12     ATTORNMENT

         OSI agrees that any action or proceeding arising out of or relating to this agreement may be instituted in the courts of the Province of Alberta, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the jurisdiction of such courts in any such action or proceeding, agrees to be bound by any judgment of such courts and not to seek, and hereby waives, any review of the merits of any such judgment by the courts of any other jurisdiction and hereby appoints PTI Holdco at its registered office in the Province of Alberta as OSI's attorney for service of process.

         IN WITNESS WHEREOF, OSI and PTI Holdco have caused this agreement to be signed by their respective officers thereunder duly authorized, all as of the date first written above.


                                       OIL STATES INTERNATIONAL, INC.


                                       Per:    /s/ CINDY B. TAYLOR
                                       -----------------------------------------



                                       892489 ALBERTA INC.


                                       Per:    /s/ SANDY SLATOR
                                       -----------------------------------------